UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2006

STARINVEST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

814-00652 (Commission File Number)	91-1317131 (IRS Employer Identification No.)

3300 North A Street Suite 2-210
Midland, Texas 79705
(Address of Principal Executive Offices, Zip Code)

(432) 682-8373
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2006, the Board of Directors of StarInvest Group Inc., a Nevada corporation, (the “Registrant”) appointed Stephen J. Cole-Hatchard as Chief Compliance Officer of the Registrant, to serve until his successor is elected and qualified. Mr. Cole-Hatchard has been serving as an independent director of the Registrant since May 10, 2006. Previously, Stephen J. Cole-Hachard was the Chief Executive Officer and Chairman of Frontline Communications Corp. Mr. Cole-Hatchard has extensive experience in the areas of public and private financing, mergers and acquisitions, restructuring and turnaround planning and execution. Accomplishments include the successful completion of four public offerings and numerous private financings raising over one hundred million dollars for two companies in distinctly different industries. Recently he completed the development and execution of a restructuring and turnaround plan for a $5 million publicly traded Internet company, culminating in the acquisition of a $100 million communications company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARINVEST GROUP, INC.

By:  /s/ Robert H. Cole
Name: Robert H. Cole
Title:  Chief Executive Officer

Date: November 7, 2006